Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-211826 on Form S-8 of Pilgrim Bancshares, Inc. and Subsidiary our report dated March 21, 2018 relating to the consolidated financial statements of Pilgrim Bancshares, Inc. and Subsidiary appearing in this Annual Report on Form 10-K of Pilgrim Bancshares, Inc. and Subsidiary for the year ended December 31, 2017.

/s/ Baker Newman & Noyes LLC
Portland, Maine
March 21, 2018